Exhibit 99.1

HERTZ REPORTS THIRD QUARTER 2022 RESULTS:
REVENUE OF $2.5 BILLION, NET INCOME OF $577 MILLION, ADJUSTED CORPORATE EBITDA OF $618 MILLION, OPERATING CASH FLOW OF $932 MILLION AND ADJUSTED FREE CASH FLOW OF $505 MILLION
____________________________________________________________________________

“Hertz posted another quarter of solid performance, reflecting overall strength in our business and continued demand for our services across all customer segments,” said Stephen Scherr, Hertz chief executive officer. "I am enormously proud of the performance of our team, particularly our colleagues in Southwest Florida, who faced challenges from Hurricane Ian. Across geographies, we focused on operational excellence and fleet optimization to produce financial results that facilitated investment in our strategic priorities, like electrification, while enhancing returns to our shareholders and being in the service of our customers.”

ESTERO, Fla, October 27, 2022 - Hertz Global Holdings, Inc. (NASDAQ: HTZ) ("Hertz", "Hertz Global" or the "Company") today reported results for its third quarter 2022.

HIGHLIGHTS

•Total revenues of $2.5 billion
•GAAP net income of $577 million, or $1.33 per diluted share
•Adjusted Net Income of $410 million, or $1.08 per adjusted diluted share (reflects adjustments for fair value remeasurements to outstanding public warrants and certain derivative contracts, among other items)
•Adjusted Corporate EBITDA of $618 million, a 25% margin
•Operating cash flow of $932 million, adjusted operating cash flow of $572 million
•Adjusted free cash flow of $505 million
•Corporate liquidity of $2.6 billion at September 30, including $1.0 billion in unrestricted cash
•Company utilized $500 million to repurchase 27.2 million common shares during the quarter

Revenue was $2.5 billion, up 12% year over year, characterized by continued strength in demand and rate across all customer segments, with significantly increased contribution of value-added services revenue. Monthly revenue per unit was a quarterly record of $1,685 on utilization of 80%. Gross depreciation continued to normalize as the Company progressed its fleet rejuvenation, and car sales gains came in lower versus the previous quarter due to steeper than expected residual value declines. As a result, monthly net depreciation per unit was $187.

During the first two months of the quarter, the Company ran with intentionally elevated maintenance cost to address out of service levels. As a result of these efforts, by September, utilization had reached 81.4%, and maintenance cost receded such that the business experienced more typical operating cost leverage. Adjusted Corporate EBITDA was $618 million, representing a healthy margin of 25%. Adjusted free cash flow was $505 million, reflecting free cash flow conversion of 82%, which the Company utilized to repurchase 7% of its common stock, thereby increasing shareholder value.

SUMMARY RESULTS
_________________________________

	Three Months Ended September 30,		Percent Inc/(Dec) 2022 vs 2021
($ in millions, except earnings per share or where noted)	2022	2021
Hertz Global - Consolidated
Total revenues	$2,496	$2,226	12%
Adjusted net income (loss)(a)	$410	$587	(30)%
Adjusted diluted earnings (loss) per share(a)	$1.08	$1.20	(10)%
Adjusted Corporate EBITDA(a)	$618	$860	(28)%
Adjusted Corporate EBITDA Margin(a)	25%	39%

Average Vehicles (in whole units)	532,740	473,492	13%
Average Rentable Vehicles (in whole units)	503,508	456,566	10%
Vehicle Utilization	80%	80%
Transaction Days (in thousands)	37,123	33,489	11%
Total RPD (in dollars)(b)	$68.57	$66.15	4%
Total RPU Per Month (in whole dollars)(b)	$1,685	$1,617	4%
Depreciation Per Unit Per Month (in whole dollars)(b)	$187	$42	NM

Americas RAC Segment
Total revenues	$2,042	$1,914	7%
Adjusted EBITDA	$564	$830	(32)%
Adjusted EBITDA Margin	28%	43%

Average Vehicles (in whole units)	425,596	387,368	10%
Average Rentable Vehicles (in whole units)	397,488	372,326	7%
Vehicle Utilization	81%	81%
Transaction Days (in thousands)	29,653	27,627	7%
Total RPD (in dollars)(b)	$68.90	$69.25	(1)%
Total RPU Per Month (in whole dollars)(b)	$1,713	$1,713	—%
Depreciation Per Unit Per Month (in whole dollars)(b)	$198	$21	NM

International RAC Segment
Total revenues	$454	$312	46%
Adjusted EBITDA	$150	$78	93%
Adjusted EBITDA Margin	33%	25%

Average Vehicles (in whole units)	107,144	86,124	24%
Average Rentable Vehicles (in whole units)	106,020	84,241	26%
Vehicle Utilization	77%	76%
Transaction Days (in thousands)	7,470	5,862	27%
Total RPD (in dollars)(b)	$67.28	$51.52	31%
Total RPU Per Month (in whole dollars)(b)	$1,580	$1,195	32%
Depreciation Per Unit Per Month (in whole dollars)(b)	$146	$137	6%
NM - Not meaningful
NOTE: Hertz Global - consolidated key metrics reflect global rental car operations only and exclude Donlen fleet management and leasing
(a)    Represents a non-GAAP measure. See the accompanying reconciliations included in Supplemental Schedule II.
(b)    Based on December 31, 2021 foreign exchange rates.

LIQUIDITY AND CAPITAL RESOURCES
___________________________________________________________

During the third quarter 2022, the Company repurchased 27.2 million shares for $500 million. There is $1.4 billion remaining under the authorization as of October 20, 2022.

The Company's liquidity position was $2.6 billion at September 30, 2022, of which $1.0 billion was unrestricted cash.

EARNINGS WEBCAST INFORMATION
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Hertz Global's live webcast and conference call to discuss its third quarter 2022 results will be held on October 27, 2022, at 8:30 a.m. Eastern Time. The conference call will be broadcast live in listen-only mode on the Company’s investor relations website at IR.Hertz.com. If you would like to access the call by phone and ask a question, please go to https://register.vevent.com/register/BI328b89926fc24e6ead04d3c0ec8db8b3, and you will be provided with dial in details. Investors are encouraged to dial-in approximately 15 minutes prior to the call. A web replay will remain available on the website for approximately one year. The earnings release and related supplemental schedules containing the reconciliations of non-GAAP measures will be available on the Hertz website, IR.Hertz.com.

UNAUDITED FINANCIAL DATA, SUPPLEMENTAL SCHEDULES, NON-GAAP MEASURES AND DEFINITIONS
_________________________________________________________________________________________________________________________________________________________

Following is selected financial data of Hertz Global. Also included are Supplemental Schedules, which are provided to present segment results, and reconciliations of non-GAAP measures to their most comparable GAAP measure. Following the Supplemental Schedules, the Company provides definitions for terminology used throughout the earnings release and its view of the usefulness of non-GAAP measures to investors and management.

In the first quarter of 2022, the Company began using Average Rentable Vehicles when calculating Available Car Days, Total RPU and Utilization instead of Average Vehicles. Average Rentable Vehicles excludes vehicles for sale on the Company’s retail lots or actively in the process of being sold through other disposition channels. Prior periods have been restated to conform with the revisions, as appropriate. The Company has also restated historical quarterly and annual periods beginning with first quarter 2019 to reflect this change and has posted this information to its investor relations website at IR.Hertz.com.

ABOUT HERTZ
________________________

The Hertz Corporation, a subsidiary of Hertz Global Holdings, Inc., operates the Hertz, Dollar and Thrifty vehicle rental brands throughout North America, Europe, the Caribbean, Latin America, Africa, the Middle East, Asia, Australia and New Zealand. The Hertz Corporation is one of the largest worldwide vehicle rental companies, and the Hertz brand is one of the most recognized globally. Additionally, The Hertz Corporation owns and operates the Firefly vehicle rental brand and Hertz 24/7 car sharing business in international markets and sells vehicles through Hertz Car Sales. For more information about The Hertz Corporation, visit www.hertz.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
________________________________________________________________________________________________________

Certain statements contained or incorporated by reference in this release, and in related comments by the Company’s management, include “forward-looking statements.” Forward-looking statements include information concerning the Company’s liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts,” "guidance" or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate in these circumstances. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and that the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Form 10-K, 10-Q and 8-K filed or furnished to the SEC.

Important factors that could affect the Company's actual results and cause them to differ materially from those expressed in forward-looking statements include, among other things:
•the length and severity of COVID-19 and the impact on the Company's vehicle rental business as a result of travel restrictions and business closures or disruptions, as well as the impact on its employee retention and talent management strategies;
•the impact of macroeconomic conditions resulting in inflationary cost pressures, labor and supply chain constraints, increased vehicle acquisition costs, and reductions in travel demand, among others;
•the Company's ability to purchase adequate supplies of competitively priced vehicles at a reasonable cost as a result of the continuing global semiconductor microchip manufacturing shortage (the "Chip Shortage") and other raw material supply constraints;
•the impact of the conflict between Russia and Ukraine on supply chains and raw materials for the automotive industry and uncertainty on overall consumer sentiment and travel demand, especially in Europe;
•the impact on the value of the Company's non-program vehicles upon disposition when the Chip Shortage and other raw material supply constraints are alleviated;
•the Company's ability to attract and retain key employees;
•levels of travel demand, particularly business and leisure travel in the U.S. and in global markets;
•significant changes in the competitive environment and the effect of competition in the Company's markets on rental volume and pricing;
•occurrences that disrupt rental activity during the Company's peak periods;
•the Company's ability to accurately estimate future levels of rental activity and adjust the number and mix of vehicles used in its rental operations accordingly;
•the Company's ability to implement our business strategy, including its ability to implement plans to support a large scale electric vehicle fleet and to play a central role in the modern mobility ecosystem;
•the Company's ability to adequately respond to changes in technology, customer demands and market competition;
•the mix of program and non-program vehicles in the Company's fleet can lead to increased exposure to residual risk;
•the Company's ability to dispose of vehicles in the used-vehicle market and use the proceeds of such sales to acquire replacement vehicles;
•financial instability of the manufacturers of the Company's vehicles, which could impact its ability to fulfill obligations under repurchase or guaranteed depreciation programs;

•an increase in the Company's vehicle costs or disruption to its rental activity due to safety recalls by the manufacturers of its vehicles;
•the Company's access to third-party distribution channels and related prices, commission structures and transaction volumes;
•the Company's ability to offer an excellent customer experience, and retain and increase customer loyalty and market share;
•the Company's ability to maintain its network of leases and vehicle rental concessions at airports in the U.S. and internationally;
•the Company's ability to maintain favorable brand recognition and a coordinated branding and portfolio strategy;
•major disruption in the Company's communication or centralized information networks or a failure to maintain, upgrade and consolidate its information technology systems;
•the Company's ability to prevent the misuse or theft of information it possesses, including as a result of cyber security breaches and other security threats, as well as its ability to comply with privacy regulations;
•risks associated with operating in many different countries, including the risk of a violation or alleged violation of applicable anti-corruption or anti-bribery laws and the Company's ability to repatriate cash from non-U.S. affiliates without adverse tax consequences;
•the Company's ability to utilize its net operating loss carryforwards;
•risks relating to tax laws and regulations, or changes in such laws and regulations, that affect the Company's ability to deduct certain business interest expenses and offset previously-deferred tax gains, as well as any adverse determinations or rulings by tax authorities;
•changes in laws, regulations, policies or other activities of governments, agencies and similar organizations, including those related to accounting principles, that affect the Company's operations, its costs or applicable tax rates;
•the recoverability of the Company's goodwill and indefinite-lived intangible assets when performing impairment analysis;
•costs and risks associated with potential litigation and investigations, compliance with and changes in laws and regulations and potential exposures under environmental laws and regulations; and
•the availability of additional or continued sources of financing for the Company's revenue earning vehicles and to refinance its existing indebtedness.

Additional information concerning these and other factors can be found in the Company's filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date of this release, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
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CONTACTS:

Hertz Investor Relations:	Hertz Media Relations:
investorrelations@hertz.com	mediarelations@hertz.com

UNAUDITED FINANCIAL INFORMATION
____________________________________________________________

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share data)	2022	2021	2022	2021
Revenues	$2,496	$2,226	$6,650	$5,387
Expenses:
Direct vehicle and operating	1,282	1,131	3,534	2,855
Depreciation of revenue earning vehicles and lease charges, net	294	61	341	420
Depreciation and amortization of non-vehicle assets	36	49	105	153
Selling, general and administrative	246	177	738	498
Interest expense, net:
Vehicle	27	41	77	243
Non-vehicle	43	22	123	157
Total interest expense, net	70	63	200	400
Other (income) expense, net	(6)	(7)	(6)	(20)
Reorganization items, net	—	—	—	677
(Gain) from the sale of a business	—	—	—	(400)
Change in fair value of Public Warrants	(73)	(16)	(584)	(16)
Total expenses	1,849	1,458	4,328	4,567
Income (loss) before income taxes	647	768	2,322	820
Income tax (provision) benefit	(70)	(160)	(379)	(193)
Net income (loss)	577	608	1,943	627
Net (income) loss attributable to noncontrolling interests	—	(3)	—	(1)
Net income (loss) attributable to Hertz Global	577	605	1,943	626
Dividends on Series A Preferred Stock	—	(34)	—	(34)
Net income (loss) available to Hertz Global common stockholders	$577	$571	$1,943	$592

Weighted average number of shares outstanding:
Basic	355	471	395	264
Diluted	379	490	421	270
Earnings (loss) per share:
Basic	$1.62	$1.21	$4.92	$2.25
Diluted	$1.33	$1.13	$3.22	$2.14

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In millions, except par value and share data)	September 30, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$1,006	$2,258
Restricted cash and cash equivalents:
Vehicle	203	77
Non-vehicle	299	316
Total restricted cash and cash equivalents	502	393
Total cash and cash equivalents and restricted cash and cash equivalents	1,508	2,651
Receivables:
Vehicle	222	62
Non-vehicle, net of allowance of $46 and $48, respectively	831	696
Total receivables, net	1,053	758
Prepaid expenses and other assets	934	1,017
Revenue earning vehicles:
Vehicles	13,757	10,836
Less: accumulated depreciation	(1,734)	(1,610)
Total revenue earning vehicles, net	12,023	9,226
Property and equipment, net	618	608
Operating lease right-of-use assets	1,632	1,566
Intangible assets, net	2,883	2,912
Goodwill	1,043	1,045
Total assets	$21,694	$19,783
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable:
Vehicle	$112	$56
Non-vehicle	502	516
Total accounts payable	614	572
Accrued liabilities	955	863
Accrued taxes, net	205	157
Debt:
Vehicle	10,097	7,921
Non-vehicle	2,979	2,986
Total debt	13,076	10,907
Public Warrants	737	1,324
Operating lease liabilities	1,556	1,510
Self-insured liabilities	484	463
Deferred income taxes, net	1,306	1,010
Total liabilities	18,933	16,806
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 477,792,170 and 477,233,278 shares issued, respectively, and 341,223,449 and 449,782,424 shares outstanding, respectively	5	5
Treasury stock, at cost, 136,568,721 and 27,450,854 common shares, respectively	(2,821)	(708)
Additional paid-in capital	6,308	6,209
Retained earnings (Accumulated deficit)	(372)	(2,315)
Accumulated other comprehensive income (loss)	(359)	(214)
Total stockholders' equity	2,761	2,977
Total liabilities and stockholders' equity	$21,694	$19,783

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$577	$608	$1,943	$627
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and reserves for revenue earning vehicles	366	86	511	506
Depreciation and amortization, non-vehicle	36	49	105	153
Amortization of deferred financing costs and debt discount (premium)	13	11	38	109
Loss on extinguishment of debt	—	—	—	8
Stock-based compensation charges	32	—	96	2
Provision for receivables allowance	19	31	42	95
Deferred income taxes, net	52	141	301	125
Reorganization items, net	—	—	—	314
(Gain) loss from the sale of a business	—	—	—	(400)
Change in fair value of Public Warrants	(73)	(16)	(584)	(16)
(Gain) loss on financial instruments	(55)	(3)	(120)	(1)
Other	1	(5)	(2)	(15)
Changes in assets and liabilities:
Non-vehicle receivables	(34)	(9)	(234)	(223)
Prepaid expenses and other assets	7	14	(80)	(53)
Operating lease right-of-use assets	123	49	202	203
Non-vehicle accounts payable	25	(139)	(7)	(45)
Accrued liabilities	(50)	(32)	183	(43)
Accrued taxes, net	—	(2)	52	89
Operating lease liabilities	(130)	(54)	(223)	(214)
Self-insured liabilities	23	14	38	(13)
Net cash provided by (used in) operating activities	932	743	2,261	1,208
Cash flows from investing activities:
Revenue earning vehicles expenditures	(1,764)	(1,060)	(7,853)	(5,196)
Proceeds from disposal of revenue earning vehicles	1,583	746	4,470	1,945
Non-vehicle capital asset expenditures	(45)	(24)	(104)	(41)
Proceeds from non-vehicle capital assets disposed of or to be disposed of	4	7	10	17
Collateral payments	—	—	—	(303)
Collateral returned in exchange for letters of credit	—	154	19	268
Return of (investment in) equity investments	—	—	(15)	—
Proceeds from the sale of a business, net of cash sold	—	53	—	871
Other	—	—	—	(1)
Net cash provided by (used in) investing activities	(222)	(124)	(3,473)	(2,440)
Cash flows from financing activities:
Proceeds from issuance of vehicle debt	903	1,523	8,282	10,462
Repayments of vehicle debt	(1,130)	(1,343)	(5,954)	(9,463)
Proceeds from issuance of non-vehicle debt	—	—	—	3,139
Repayments of non-vehicle debt	(4)	(5)	(14)	(6,346)
Payment of financing costs	(4)	(3)	(42)	(154)
Proceeds from Plan Sponsors	—	—	—	2,781
Proceeds from Rights Offering, net	—	4	—	1,639
Proceeds from the issuance of preferred stock, net	—	—	—	1,433
Distributions to common stockholders	—	—	—	(239)
Proceeds from exercises of Public Warrants	—	—	3	—
Share repurchases	(505)	—	(2,152)	—
Early redemption payments	—	—	—	(85)
Contributions from (distributions to) noncontrolling interests	—	(10)	—	(25)
Other	—	—	(4)	—
Net cash provided by (used in) financing activities	(740)	166	119	3,142

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2022	2021	2022	2021
Effect of foreign currency exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	(25)	(14)	(50)	(22)
Net increase (decrease) in cash and cash equivalents and restricted cash and cash equivalents during the period	(55)	771	(1,143)	1,888
Cash and cash equivalents and restricted cash and cash equivalents at beginning of period(a)	1,563	2,695	2,651	1,578
Cash and cash equivalents and restricted cash and cash equivalents at end of period	$1,508	$3,466	$1,508	$3,466
(a)    Amounts include cash and cash equivalents and restricted cash and cash equivalents of Donlen which were held for sale as of December 31, 2020.

Supplemental Schedule I
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
______________________________________________________________________________________________________________________________________________________________________________________________________________

	Three Months Ended September 30, 2022				Three Months Ended September 30, 2021
(In millions)	Americas RAC	International RAC	Corporate	Hertz Global	Americas RAC	International RAC	All other operations	Corporate	Hertz Global
Revenues	$2,042	$454	$—	$2,496	$1,914	$312	$—	$—	$2,226
Expenses:
Direct vehicle and operating	1,077	206	(1)	1,282	960	173	—	(2)	1,131
Depreciation of revenue earning vehicles and lease charges, net	252	42	—	294	24	37	—	—	61
Depreciation and amortization of non-vehicle assets	29	3	4	36	42	3	—	4	49
Selling, general and administrative	85	53	108	246	72	27	—	78	177
Interest expense, net:
Vehicle	31	(4)	—	27	33	8	—	—	41
Non-vehicle	(23)	1	65	43	(4)	2	—	24	22
Total interest expense, net	8	(3)	65	70	29	10	—	24	63
Other (income) expense, net	(1)	4	(9)	(6)	(2)	(1)	—	(4)	(7)
Reorganization items, net	—	—	—	—	—	—	—	—	—
(Gain) from the sale of a business	—	—	—	—	—	—	—	—	—
Change in fair value of Public Warrants	—	—	(73)	(73)	—	—	—	(16)	(16)
Total expenses	1,450	305	94	1,849	1,125	249	—	84	1,458
Income (loss) before income taxes	$592	$149	$(94)	647	$789	$63	$—	$(84)	768
Income tax (provision) benefit				(70)					(160)
Net income (loss)				577					608
Net (income) loss attributable to noncontrolling interests				—					(3)
Net income (loss) attributable to Hertz Global				577					605
Series A Preferred Stock deemed dividends				—					(34)
Net income (loss) attributable to Hertz Global common stockholders				$577					$571
NOTE: Effective in the second quarter of 2021, as a result of the sale of the Company's Donlen fleet management and leasing business on March 30, 2021, the All Other Operations reportable segment, which consisted primarily of the former Donlen business, was no longer deemed a reportable segment.

Supplemental Schedule I (continued)
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
______________________________________________________________________________________________________________________________________________________________________________________________________________

	Nine Months Ended September 30, 2022				Nine Months Ended September 30, 2021
(In millions)	Americas RAC	International RAC	Corporate	Hertz Global	Americas RAC	International RAC	All other operations	Corporate	Hertz Global
Revenues	$5,573	$1,077	$—	$6,650	$4,524	$727	$136	$—	$5,387
Expenses:
Direct vehicle and operating	2,982	554	(2)	3,534	2,394	452	5	4	2,855
Depreciation of revenue earning vehicles and lease charges	220	121	—	341	314	106	—	—	420
Depreciation and amortization of non-vehicle assets	85	10	10	105	130	12	2	9	153
Selling, general and administrative	270	142	326	738	191	97	10	200	498
Interest expense, net:
Vehicle	68	9	—	77	182	49	12	—	243
Non-vehicle	(44)	1	166	123	(9)	3	1	162	157
Total interest expense, net	24	10	166	200	173	52	13	162	400
Other (income) expense, net	(3)	(3)	—	(6)	(8)	(2)	—	(10)	(20)
Reorganization items, net	—	—	—	—	80	12	(1)	586	677
(Gain) from the sale of a business	—	—	—	—	—	—	—	(400)	(400)
Change in fair value of Public Warrants	—	—	(584)	(584)	—	—	—	(16)	(16)
Total expenses	3,578	834	(84)	4,328	3,274	729	29	535	4,567
Income (loss) before income taxes	$1,995	$243	$84	2,322	$1,250	$(2)	$107	$(535)	820
Income tax (provision) benefit				(379)					(193)
Net income (loss)				1,943					627
Net (income) loss attributable to noncontrolling interests				—					(1)
Net income (loss) attributable to Hertz Global				1,943					626
Series A Preferred Stock deemed dividends				—					(34)
Net income (loss) attributable to Hertz Global common stockholders				$1,943					$592
NOTE: Effective in the second quarter of 2021, as a result of the sale of the Company's Donlen fleet management and leasing business on March 30, 2021, the All Other Operations reportable segment, which consisted primarily of the former Donlen business, was no longer deemed a reportable segment.

Supplemental Schedule II
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED NET INCOME (LOSS), ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE AND ADJUSTED CORPORATE EBITDA
Unaudited
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	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share data)	2022	2021	2022	2021
Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share:
Net income (loss) attributable to Hertz Global	$577	$605	$1,943	$626
Dividends on Series A Preferred Stock	—	(34)	—	(34)
Net income (loss) attributable and available to Hertz Global common stockholders, basic	577	571	1,943	592
Adjustments:
Income tax provision (benefit)	70	160	379	193
Vehicle and non-vehicle debt-related charges(a)(m)	13	12	39	116
Restructuring and restructuring related charges(b)	8	22	29	72
Acquisition accounting-related depreciation and amortization(c)	1	12	2	37
Reorganization items, net(d)	—	—	—	677
Pre-reorganization and non-debtor financing charges(e)	—	1	—	41
Gain from the Donlen Sale(f)	—	—	—	(400)
Unrealized (gains) losses on financial instruments(g)	(55)	(1)	(120)	(1)
Change in fair value of Public Warrants	(73)	(16)	(584)	(16)
Other items(h)(n)	6	11	89	(67)
Adjusted pre-tax income (loss)(i)	547	772	1,777	1,244
Income tax (provision) benefit on adjusted pre-tax income (loss)(j)	(137)	(185)	(444)	(299)
Adjusted Net Income (Loss)	$410	$587	$1,333	$945
Weighted-average number of diluted shares outstanding	379	490	421	270
Adjusted Diluted Earnings (Loss) Per Share(k)	$1.08	$1.20	$3.16	$3.50
Adjusted Corporate EBITDA:
Net income (loss) attributable to Hertz Global	$577	$605	$1,943	$626
Adjustments:
Income tax provision (benefit)	70	160	379	193
Non-vehicle depreciation and amortization(l)	36	49	105	153
Non-vehicle debt interest, net	43	22	123	157
Vehicle debt-related charges(a)(m)	9	8	25	62
Restructuring and restructuring related charges(b)	8	22	29	72
Reorganization items, net(d)	—	—	—	677
Pre-reorganization and non-debtor financing charges(e)	—	1	—	41
Gain from the Donlen Sale(f)	—	—	—	(400)
Unrealized (gains) losses on financial instruments(g)	(55)	(1)	(120)	(1)
Change in fair value of Public Warrants	(73)	(16)	(584)	(16)
Other items(h)(o)	3	10	96	(62)
Adjusted Corporate EBITDA	$618	$860	$1,996	$1,502
,

Supplemental Schedule II (continued)

(a)Represents debt-related charges relating to the amortization of deferred financing costs and debt discounts and premiums.
(b)Represents charges incurred under restructuring actions as defined in U.S. GAAP, excluding impairments and asset write-downs. Also includes restructuring related charges such as incremental costs incurred directly supporting business transformation initiatives. For the three and nine months ended September 30, 2022, charges incurred related primarily to International RAC. For the three months ended September 30, 2021, charges incurred were $15 million and $7 million for Corporate and International RAC, respectively. For the nine months ended September 30, 2021, charges incurred were $41 million, $23 million and $8 million for Corporate, International RAC and Americas RAC, respectively.
(c)Represents incremental expense associated with the amortization of other intangible assets and depreciation of property and equipment relating to acquisition accounting.
(d)Represents charges incurred associated with the Reorganization and emergence from Chapter 11. The charges relate primarily to Corporate.

(in millions)	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2021
Professional fees and other bankruptcy related costs	$—	$257
Loss on extinguishment of debt	—	191
Backstop fee	—	164
Breakup fee	—	77
Contract settlements	—	25
Cancellation of share-based compensation grants	—	(10)
Net gain on settlement of liabilities subject to compromise	—	(22)
Other, net	—	(5)
Reorganization items, net	$—	$677
(e)    Represents charges incurred prior to the filing of the Chapter 11 Cases comprised of preparation charges for the Reorganization, such as professional fees. Also includes, certain non-debtor financing and professional fee charges. The amounts incurred for Corporate were $1 million for the three months ended September 30, 2021, respectively. For Corporate, Americas RAC, International RAC, and All other operations were $17 million, $17 million, $5 million and $2 million for the nine months ended September 30, 2021, respectively.
(f)    Represents the gain from the sale of the Company's Donlen business on March 30, 2021, primarily associated with Corporate.
(g)    Represents unrealized gains (losses) on derivative financial instruments, primarily associated with Americas RAC.
(h)    Represents miscellaneous items. For 2022, primarily includes bankruptcy claims, certain professional fees and charges related to the settlement of bankruptcy claims. For 2021, includes $100 million due to the suspension of depreciation in the first half of the year for the Donlen leasing and fleet management operations while classified as held for sale in all other operations, partially offset by letter of credit fees recorded in the first half of the year in Corporate and charges for a multiemployer pension plan withdrawal liability recorded in the first quarter in Corporate.

Supplemental Schedule II (continued)
(i)    Adjustments by caption on a pre-tax basis were as follows:

Increase (decrease) to expenses	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2022	2021	2022	2021
Direct vehicle and operating	$1	$(14)	$(49)	$45
Selling, general and administrative	(13)	(22)	(63)	(91)
Interest expense, net:
Vehicle	42	(8)	93	(81)
Non-vehicle	(5)	(4)	(21)	(54)
Total interest expense, net	37	(12)	72	(135)
Other income (expense), net	2	(9)	1	(17)
Reorganization items, net	—	—	—	(677)
Gain from the Donlen Sale	—	—	—	400
Change in fair value of Public Warrants	73	16	584	16
Total adjustments	$100	$(41)	$545	$(459)
(j)    Derived utilizing a combined statutory rate of 25% and 24% for the three and nine months ended September 30, 2022 and 2021, respectively, applied to the respective Adjusted Pre-tax Income (Loss).
(k)    Adjustments used to reconcile diluted earnings (loss) per share on a GAAP basis to Adjusted Diluted Earnings (Loss) Per Share are comprised of the same adjustments, inclusive of the tax impact, used to reconcile net income (loss) to Adjusted Net Income (Loss) divided by the weighted-average diluted shares outstanding during the period.
(l)    Non-vehicle depreciation and amortization expense for Americas RAC, International RAC and Corporate for the three months ended September 30, 2022 was $29 million, $3 million and $4 million, respectively. For the three months ended September 30, 2021 was $42 million, $3 million, and $4 million for Americas RAC, International RAC and Corporate, respectively. Non-vehicle depreciation and amortization for Americas RAC, International RAC and Corporate for the nine months ended September 30, 2022 were $85 million, $10 million and $10 million, respectively. For the nine months ended September 30, 2021 were $130 million, $12 million, $2 million and $9 million, respectively, for Americas RAC, International RAC, All other operations and Corporate.
(m)    Vehicle debt-related charges for Americas RAC and International RAC for the three months ended September 30, 2022 were $8 million and $1 million, respectively, and were $6 million and $2 million, respectively, for the three months ended September 30, 2021. Vehicle debt-related charges for Americas RAC and International RAC for the nine months ended September 30, 2022 were $17 million and $8 million, respectively. For the nine months ended September 30, 2021, vehicle debt-related charges for Americas RAC, International RAC and All other operations were $48 million, $12 million and $2 million, respectively.
(n)    In 2022, includes letter of credit fees recorded in Corporate.
(o)    In 2022, includes an adjustment for certain non-cash stock-based compensation charges recorded in Corporate.

Supplemental Schedule III
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED OPERATING CASH FLOW
AND ADJUSTED FREE CASH FLOW
Unaudited
________________________________________________________________________________________________________________________________________________________

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2022	2021	2022	2021
ADJUSTED OPERATING CASH FLOW AND ADJUSTED FREE CASH FLOW:
Net cash provided by (used in) operating activities	$932	$743	$2,261	$1,208
Depreciation and reserves for revenue earning vehicles	(366)	(86)	(511)	(506)
Bankruptcy related payments - post emergence	6	—	84	—
Adjusted operating cash flow	572	657	1,834	702
Non-vehicle capital asset expenditures, net	(41)	(17)	(94)	(24)
Adjusted operating cash flow before vehicle investment	531	640	1,740	678
Net fleet growth after financing	(26)	(121)	(672)	(1,948)
Noncontrolling interests	—	(18)	—	(25)
Adjusted free cash flow	$505	$501	$1,068	$(1,295)

CALCULATION OF NET FLEET GROWTH AFTER FINANCING:
Revenue earning vehicles expenditures	$(1,764)	$(1,060)	$(7,853)	$(5,196)
Proceeds from disposal of revenue earning vehicles	1,583	746	4,470	1,945
Revenue earning vehicles capital expenditures, net	(181)	(314)	(3,383)	(3,251)
Depreciation and reserves for revenue earning vehicles	366	86	511	506
Financing activity related to vehicles:
Borrowings	903	1,523	8,282	$10,462
Payments	(1,130)	(1,343)	(5,954)	$(9,463)
Restricted cash changes, vehicle(a)	16	(73)	(128)	$(202)
Net financing activity related to vehicles	(211)	107	2,200	797
Net fleet growth after financing	$(26)	$(121)	$(672)	$(1,948)
(a)    Amount presented for the nine months ended September 30, 2021 excludes a $1 million non-cash impact of foreign currency exchange rates.

Supplemental Schedule IV
HERTZ GLOBAL HOLDINGS, INC.
NET DEBT CALCULATION
Unaudited
______________________________________________________________________________________________________________________________________________________________________________________________________________

	As of September 30, 2022			As of December 31, 2021
(In millions)	Vehicle	Non-Vehicle	Total	Vehicle	Non-Vehicle	Total
Term loans	$—	$1,529	$1,529	$—	$1,539	$1,539
Senior notes	—	1,500	1,500	—	1,500	1,500
U.S. vehicle financing (HVF III)	8,865	—	8,865	7,001	—	7,001
International vehicle financing (Various)	1,228	—	1,228	860	—	860
Other debt	72	12	84	93	16	109
Debt issue costs, discounts and premiums	(68)	(62)	(130)	(33)	(69)	(102)
Debt as reported in the balance sheet	10,097	2,979	13,076	7,921	2,986	10,907
Add:
Debt issue costs, discounts and premiums	68	62	130	33	69	102
Less:
Cash and cash equivalents	—	1,006	1,006	—	2,258	2,258
Restricted cash	203	—	203	77	—	77
Restricted cash and restricted cash equivalents associated with Term C Loan	—	245	245	—	245	245
Net Debt	$9,962	$1,790	$11,752	$7,877	$552	$8,429

Corporate leverage ratio(a)		0.7x			0.3x
(a)    Corporate leverage ratio is calculated as non-vehicle net debt divided by LTM Adjusted Corporate EBITDA.

Supplemental Schedule V
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS CALCULATIONS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________________________________________________________________________________

Global RAC

	Three Months Ended September 30,		Percent Inc/(Dec)	Nine Months Ended September 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2022	2021		2022	2021
Total RPD
Revenues	$2,496	$2,226		$6,650	$5,251
Foreign currency adjustment(a)	50	(11)		70	(34)
Total Revenues - adjusted for foreign currency	$2,546	$2,215		$6,720	$5,217
Transaction Days (in thousands)	37,123	33,489		103,188	88,023
Total RPD (in dollars)(b)	$68.57	$66.15	4%	$65.12	$59.27	10%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$2,546	$2,215		$6,720	$5,217
Average Rentable Vehicles (in whole units)(c)	503,508	456,566		483,083	410,662
Total revenue per unit (in whole dollars)	$5,056	$4,852		$13,911	$12,704
Number of months in period (in whole units)	3	3		9	9
Total RPU Per Month (in whole dollars)(b)(c)	$1,685	$1,617	4%	$1,546	$1,412	9%

Vehicle Utilization
Transaction Days (in thousands)	37,123	33,489		103,188	88,023
Average Rentable Vehicles (in whole units)(c)	503,508	456,566		483,083	410,662
Number of days in period (in whole units)	92	92		273	273
Available Car Days (in thousands)	46,339	42,010		131,955	112,226
Vehicle Utilization(c)(d)	80%	80%		78%	78%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$294	$61		$341	$420
Foreign currency adjustment(a)	5	(1)		7	(4)
Adjusted depreciation of revenue earning vehicles and lease charges	$299	$60		$348	$416
Average Vehicles (in whole units)	532,740	473,492		509,086	420,753
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$561	$126		$683	$989
Number of months in period (in whole units)	3	3		9	9
Depreciation Per Unit Per Month (in whole dollars)	$187	$42	NM	$76	$110	(30)%
Note: Global RAC represents Americas RAC and International RAC segment information on a combined basis and excludes Corporate and the Company's former Donlen leasing operations which were sold on March 30, 2021.
NM - Not meaningful

(a)Based on December 31, 2021 foreign exchange rates.
(b)Effective in the third quarter of 2021, the Company revised its calculation of Total RPD and Total RPU to include ancillary retail vehicle sales revenues.
(c)Effective in the first quarter of 2022, the Company revised its calculation of Total RPU and Vehicle Utilization to use Average Rentable Vehicles in the denominator which excludes vehicles for sale on the Company's retail lots or actively in the process of being sold through other disposition channels.
(d)Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule V (continued)
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS CALCULATIONS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________________________________________________________________________________

Americas RAC

	Three Months Ended September 30,		Percent Inc/(Dec)	Nine Months Ended September 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2022	2021		2022	2021
Total RPD
Revenues	$2,042	$1,914		$5,573	$4,524
Foreign currency adjustment(a)	1	(1)		1	(2)
Total Revenues - adjusted for foreign currency	$2,043	$1,913		$5,574	$4,522
Transaction Days (in thousands)	29,653	27,627		84,392	72,870
Total RPD (in dollars)(b)	$68.90	$69.25	(1)%	$66.05	$62.06	6%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$2,043	$1,913		$5,574	$4,522
Average Rentable Vehicles (in whole units)(c)	397,488	372,326		390,071	337,597
Total revenue per unit (in whole dollars)	$5,140	$5,138		$14,289	$13,395
Number of months in period (in whole units)	3	3		9	9
Total RPU Per Month (in whole dollars)(b)(c)	$1,713	$1,713	—%	$1,588	$1,488	7%

Vehicle Utilization
Transaction Days (in thousands)	29,653	27,627		84,392	72,870
Average Rentable Vehicles (in whole units)(c)	397,488	372,326		390,071	337,597
Number of days in period (in whole units)	92	92		273	273
Available Car Days (in thousands)	36,585	34,261		106,538	92,261
Vehicle Utilization(c)(d)	81%	81%		79%	79%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$252	$24		$220	$314
Foreign currency adjustment(a)	—	—		—	1
Adjusted depreciation of revenue earning vehicles and lease charges	$252	$24		$220	$315
Average Vehicles (in whole units)	425,596	387,368		415,110	346,032
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$593	$62		$529	$910
Number of months in period (in whole units)	3	3		9	9
Depreciation Per Unit Per Month (in whole dollars)	$198	$21	NM	$59	$101	(41)%
NM - Not meaningful
(a)Based on December 31, 2021 foreign exchange rates.
(b)Effective in the third quarter of 2021, the Company revised its calculation of Total RPD and Total RPU to include ancillary retail vehicle sales revenues.
(c)Effective in the first quarter of 2022, the Company revised its calculation of Total RPU and Vehicle Utilization to use Average Rentable Vehicles in the denominator which excludes vehicles for sale on the Company's retail lots or actively in the process of being sold through other disposition channels.
(d)Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule V (continued)
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS CALCULATIONS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________________________________________________________________________________

International RAC

	Three Months Ended September 30,		Percent Inc/(Dec)	Nine Months Ended September 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2022	2021		2022	2021
Total RPD
Revenues	$454	$312		$1,077	$727
Foreign currency adjustment(a)	49	(10)		69	(32)
Total Revenues - adjusted for foreign currency	$503	$302		$1,146	$695
Transaction Days (in thousands)	7,470	5,862		18,796	15,153
Total RPD (in dollars)(b)	$67.28	$51.52	31%	$60.98	$45.87	33%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$503	$302		$1,146	$695
Average Rentable Vehicles (in whole units)(c)	106,020	84,241		93,012	73,066
Total revenue per unit (in whole dollars)	$4,740	$3,585		$12,323	$9,513
Number of months in period (in whole units)	3	3		9	9
Total RPU Per Month (in whole dollars)(b)(c)	$1,580	$1,195	32%	$1,369	$1,057	30%

Vehicle Utilization
Transaction Days (in thousands)	7,470	5,862		18,796	15,153
Average Rentable Vehicles (in whole units)(c)	106,020	84,241		93,012	73,066
Number of days in period (in whole units)	92	92		273	273
Available Car Days (in thousands)	9,754	7,749		25,417	19,965
Vehicle Utilization(c)(d)	77%	76%		74%	76%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$42	$37		$121	$106
Foreign currency adjustment(a)	5	(1)		7	(5)
Adjusted depreciation of revenue earning vehicles and lease charges	$47	$36		$128	$101
Average Vehicles (in whole units)	107,144	86,124		93,976	74,721
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$437	$412		$1,366	$1,351
Number of months in period (in whole units)	3	3		9	9
Depreciation Per Unit Per Month (in whole dollars)	$146	$137	6%	$152	$150	1%
(a)Based on December 31, 2021 foreign exchange rates.
(b)Effective in the third quarter of 2021, the Company revised its calculation of Total RPD and Total RPU to include ancillary retail vehicle sales revenues.
(c)Effective in the first quarter of 2022, the Company revised its calculation of Total RPU and Vehicle Utilization to use Average Rentable Vehicles in the denominator which excludes vehicles for sale on the Company's retail lots or actively in the process of being sold through other disposition channels.
(d)Calculated as Transaction Days divided by Available Car Days.

NON-GAAP MEASURES AND KEY METRICS
___________________________________________________________________

The term “GAAP” refers to accounting principles generally accepted in the United States. Adjusted EBITDA is the Company's segment measure of profitability and complies with GAAP when used in that context.

NON-GAAP MEASURES

Non-GAAP measures are not recognized measurements under GAAP. When evaluating the Company's operating performance or liquidity, investors should not consider non-GAAP measures in isolation of, superior to, or as a substitute for measures of the Company's financial performance as determined in accordance with GAAP.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share ("Adjusted EPS")

Adjusted Net Income (Loss) represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax; vehicle and non-vehicle debt-related charges; restructuring and restructuring related charges; acquisition accounting-related depreciation and amortization; reorganization items, net; pre-reorganization and non-debtor financing charges; gain from the sale of a business; change in fair value of Public Warrants; unrealized (gains) losses on financial instruments and certain other miscellaneous items on a pre-tax basis. Adjusted Net Income (Loss) includes a provision (benefit) for income taxes derived utilizing a combined statutory rate. The combined statutory rate is management's estimate of the Company's long-term tax rate. Its most comparable GAAP measure is net income (loss) attributable to the Company.

Adjusted EPS represents Adjusted Net Income (Loss) on a per diluted share basis using the weighted-average number of diluted shares outstanding for the period. Its most comparable GAAP measure is diluted earnings (loss) per share.

Adjusted Net Income (Loss) and Adjusted EPS are important operating metrics because they allow management and investors to assess operational performance of the Company's business, exclusive of the items mentioned above that are not operational in nature or comparable to those of the Company's competitors.

Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin

Adjusted Corporate EBITDA represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax; non-vehicle depreciation and amortization; non-vehicle debt interest, net; vehicle debt-related charges; restructuring and restructuring related charges; reorganization items, net; pre-reorganization and non-debtor financing charges; gain from the sale of a business; change in fair value of Public Warrants; unrealized (gains) losses on financial instruments and certain other miscellaneous items.

Adjusted Corporate EBITDA Margin is calculated as the ratio of Adjusted Corporate EBITDA to total revenues.

Management uses these measures as operating performance metrics for internal monitoring and planning purposes, including the preparation of the Company's annual operating budget and monthly operating reviews, and analysis of investment decisions, profitability and performance trends. These measures enable management and investors to isolate the effects on profitability of operating metrics most meaningful to the business of renting and leasing vehicles. They also allow management and investors to assess the performance of the entire business on the same basis as its reportable segments. Adjusted Corporate EBITDA is also utilized in the determination of certain executive compensation. Its most comparable GAAP measure is net income (loss) attributable to the Company.

Adjusted operating cash flow and adjusted free cash flow

Adjusted operating cash flow represents net cash provided by operating activities net of the non-cash add back for vehicle depreciation and reserves, and exclusive of bankruptcy related payments made post emergence. Adjusted operating cash flow is important to management and investors as it provides useful information about the amount of cash generated from operations when fully burdened by fleet costs.

Adjusted free cash flow represents adjusted operating cash flow plus the impact of net non-vehicle capital expenditures and net fleet growth after financing. Adjusted free cash flow is important to management and investors as it provides useful information about the amount of cash available for, but not limited to, the reduction of non-vehicle debt, share repurchase and acquisition.

KEY METRICS

Available Car Days

Available Car Days represents Average Rentable Vehicles multiplied by the number of days in a given period.

Average Vehicles ("Fleet Capacity" or "Capacity")

Average Vehicles is determined using a simple average of the number of vehicles in the fleet whether owned or leased by the Company at the beginning and end of a given period.

Average Rentable Vehicles

Average Rentable Vehicles reflects Average Vehicles excluding vehicles for sale on the Company’s retail lots or actively in the process of being sold through other disposition channels.

Depreciation Per Unit Per Month ("Depreciation Per Unit" or "DPU")

Depreciation Per Unit Per Month represents the amount of average depreciation expense and lease charges per vehicle per month, exclusive of the impacts of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it reflects how effectively the Company is managing the costs of its vehicles and facilitates comparisons with other participants in the vehicle rental industry.

Total Revenue Per Transaction Day ("Total RPD"or "RPD"; also referred to as "pricing")

Total RPD represents revenue generated per transaction day, excluding the impact of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it represents a measure of changes in the underlying pricing in the vehicle rental business and encompasses the elements in vehicle rental pricing that management has the ability to control.

Historically, the Company excluded revenue generated from ancillary retail vehicles sales. Effective in the third quarter 2021, the Company revised its calculation of Total RPD to include ancillary retail vehicle sales revenues to better align with current industry practice. Prior periods shown have been restated to conform with the revised definition.

Total Revenue Per Unit Per Month ("Total RPU" or "Total RPU Per Month")

Total RPU Per Month represents the amount of revenue generated per vehicle in the rental fleet each month, excluding the impact of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it provides a measure of revenue productivity relative to the number of vehicles in our rental fleet whether owned or leased, or asset efficiency.

Historically, the Company excluded revenue generated from ancillary retail vehicles sales. Effective in the third quarter 2021, the Company revised its calculation of Total RPU to include ancillary retail vehicle sales revenues to better align with current industry practice. Also, historically, the company used Average Vehicles as the denominator to calculate Total RPU and effective in the first quarter of 2022, the Company revised the calculation to use Average Rentable Vehicles. Prior periods shown have been restated to conform with the revised definition.

Transaction Days ("Days"; also referred to as "volume")

Transaction Days represents the total number of 24-hour periods, with any partial period counted as one Transaction Day, that vehicles were on rent (the period between when a rental contract is opened and closed) in a given period. Thus, it is possible for a vehicle to attain more than one Transaction Day in a 24-hour period. This metric is important to management and investors as it represents the number of revenue-generating days.

Vehicle Utilization ("Utilization")

Effective in the first quarter of 2022, in connection with the appointment of the new CEO (who serves as our Chief Operating Decision Maker) and arising from significantly increased activity in vehicle dispositions, we began using Average Rentable Vehicles when calculating Available Car Days, Total RPU and Utilization instead of Average Vehicles. Average Rentable Vehicles excludes vehicles for sale on the Company’s retail lots or actively in the process of being sold through other disposition channels. We believe this is a better measure of the productivity of our rental fleet as it is unaffected by fluctuations in disposition activity. Prior periods have been restated to conform with the revisions, as appropriate.